Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GULFMARK OFFSHORE, INC.

Adopted in accordance with the provisions of § 245 of the General Corporation Law of the State of Delaware

I, Quintin Kneen, being an authorized officer of GulfMark Offshore, Inc., a corporation organized and existing under the laws of Delaware (together with its predecessor-in-interest, the “Corporation”), do hereby certify as follows:

FIRST:     The name of the Corporation is GulfMark Offshore, Inc. The Corporation was originally incorporated under the name of New Gulf Offshore, Inc.

SECOND:   The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 13, 2009.

THIRD:      On May 17, 2017 the Corporation filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under Case No. 17-11125. On May 17, 2017, the Corporation filed that certain Chapter 11 Plan of Reorganization (as amended or supplemented from time to time, the “Plan”), which was confirmed on October 4, 2017 by order (the “Order”) of the Bankruptcy Court and thereby has been approved pursuant to Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”). The Plan, as confirmed by the Order, provides for the amendment and restatement of the Corporation’s Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Amended and Restated Certificate of Incorporation”).

FOURTH: The Amended and Restated Certificate of Incorporation has been duly executed and acknowledged by an officer of the Corporation.

1

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation this 14th day of November, 2017.

By: ____/s/ Quintin V. Kneen________________ Name: Quintin V. Kneen Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation of GulfMark Offshore, Inc.]

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GULFMARK OFFSHORE, INC.

ARTICLE I
NAME

The name of the corporation is GulfMark Offshore, Inc. (hereinafter, the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be amended or modified from time to time in accordance with the Bylaws of the Corporation (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Bylaws”).

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).

ARTICLE IV
CAPITAL STOCK

Section 4.1     Authorized Shares. The total number of shares of capital stock that the Corporation shall have authority to issue is 30,000,000 shares, consisting of (i) 25,000,0000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), unless the vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below)).

Section 4.2     Common Stock. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock that is registered in such holder’s name on the books of the Corporation. The holders of record of Common Stock shall vote together as a single class on all matters on which holders of the Common Stock are entitled to vote except as otherwise required by applicable law. Holders of shares of Common Stock shall be entitled to receive equally, on a per share basis, such dividends or distributions as are lawfully declared on the Common Stock, to have notice of any authorized meeting of holders of Common Stock, and, upon liquidation, dissolution or winding up of the affairs of the Corporation, to share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of Preferred Stock. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below)) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation (as defined below)) or pursuant to the DGCL, provided that such amendment does not alter or change the designations, powers, preferences or rights of the shares of Common Stock so as to affect them adversely.

Section 4.3     Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized, to the fullest extent now or hereafter permitted by the laws of the State of Delaware, to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof (any certificate of designation adopted by the Board of Directors designating the designations, powers, preferences and rights, and qualifications, limitations, or restrictions, of shares of Preferred Stock and filed pursuant to the applicable law of the State of Delaware, a “Preferred Stock Designation”). The authority of the Board of Directors with respect to each series includes, but is not limited to, determination of the following:

(a)     the designation of the series, which may be by distinguishing number, letter or title;

(b)     the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then-outstanding);

(c)     the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)     dates at which dividends, if any, shall be payable;

(e)     the redemption rights and price or prices, if any, for shares of the series;

(f)     the terms and amount of any sinking fund providing for the purchase or redemption of shares of the series;

(g)     the amounts payable on, and the preferences (if any) of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)     whether the shares of the series shall be convertible or exercisable into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation or entity, and, if so, the specification of such other class or series or such other security, the conversion, exercise or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible, exercisable or exchangeable and all other terms and conditions upon which such conversion, exercise or exchange may be made;

(i)     restrictions on the issuance of shares of the same series or of any other class or series; and

(j)     subject to Section 4.5, the voting rights and powers of the holders of shares of the series.

Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation). Except as may be provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Section 4.4     Record Holders. The Corporation shall be entitled to treat the person or entity in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person or entity, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

Section 4.5     Nonvoting Stock. To the extent prohibited by Section 1123 of Title 11 of the United States Bankruptcy Code (as amended, the “Bankruptcy Code”), the Corporation shall not issue any class or series of nonvoting equity securities; provided, however, that the foregoing (a) will have no force and effect beyond that required under Section 1123 of the Bankruptcy Code and (b) may be amended or eliminated in accordance with applicable law as from time to time in effect. For the purposes of this Section 4.5, any class or series of equity securities that has only such voting rights as are mandated by the DGCL shall be deemed to be nonvoting for purposes of the restrictions of this Section 4.5.

Section 4.6     Quorum. Except as otherwise provided by law, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders of the Corporation. If a quorum is not present, the chairman of the meeting or the holders of a majority in voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another place, if any, date and time. When a quorum is once present to commence a meeting of the stockholders of the Corporation, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

Section 4.7     Special Meetings. Special meetings of stockholders of the Corporation may be called at any time and from time to time only upon the written request (stating the purpose or purposes of the meeting) of (a) the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the holders of ten percent or more of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors. Except as otherwise required by law or provided in the instrument of designation of any series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation may not be called by any person, group or entity other than those specifically enumerated in this Section 4.7.

Section 4.8     Stockholder Action by Written Consent without a Meeting. Any action required or permitted to be taken at any annual or special meetings of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, by a consent or consents in writing, setting forth the action so taken, (a) signed by stockholders of the Corporation holding not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares of the Corporation entitled to vote thereon were present and voted and (b) delivered to the Corporation in accordance with Section 228 of the DGCL.

ARTICLE V
PERPETUAL EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VI
Compliance with U.S. Maritime Laws

Section 6.1     Certain Definitions. For purposes of this Article VI, the following terms shall have the meanings specified below:

(a)     A Person shall be deemed to be the “beneficial owner” of, or to “beneficially own”, or to have “beneficial ownership” of, shares of the capital stock of the Corporation to the extent such Person (i) would be deemed to be the “beneficial owner” thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such rule may be amended or supplemented from time to time, and any successor to such rule, and such terms shall apply to and include the holder of record of shares in the Corporation, or (ii) otherwise has the ability to exercise or to control, directly or indirectly, any interest or rights thereof, including any voting power of the shares of the capital stock of the Corporation, under any contract, understanding or other means; provided, however, that a Person shall not be deemed to be the “beneficial owner” of, or to “beneficially own” or to have “beneficial ownership” of, shares of the capital stock of the Corporation if the Corporation determines in accordance with this Article VI that such Person is not the beneficial owner of such shares for purposes of the U.S. Maritime Laws.

(b)     “Effective Date” shall mean the date on which all conditions to the effectiveness of the Plan set forth therein have been satisfied or waived in accordance with the terms thereof.

(c)     “Excess Shares” shall have the meaning ascribed to such term in Section 6.5 of this Article VI.

(d)     “Excess Share Date” shall have the meaning ascribed to such term in Section 6.5 of this Article VI.

(e)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or supplemented from time to time.

(f)     “Fair Market Value” of one share of a particular class or series of the capital stock of the Corporation shall mean the arithmetic average of the daily VWAP of one share of such capital stock for the twenty (20) consecutive Trading Days immediately preceding the date of measurement, or, if such capital stock is not listed or admitted for unlisted trading privileges on the New York Stock Exchange, NASDAQ Stock Market or other National Securities Exchange, the average of the reported closing bid and asked prices of such class or series of capital stock on such dates in the over-the-counter market or a comparable system as shown by a system of automated dissemination of quotations of securities prices then in common use comparable to the National Association of Securities Dealers, Inc. Automated Quotations System; provided, however, that if at such date of measurement there is otherwise no established trading market for such capital stock, or the number of consecutive Trading Days since the Effective Date is less than twenty (20), the “Fair Market Value” of a share of such capital stock shall be determined in good faith by the Board of Directors (or any duly authorized committee thereof).

(g)     “National Securities Exchange” shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act, as such section may be amended or supplemented from time to time, and any successor to such statute, or the NASDAQ Stock Market or any successor thereto.

(h)     “New Noteholder Warrants” shall mean the warrants issued pursuant to the Warrant Agreement, dated November 14, 2017, between the Company and American Stock Transfer & Trust LLC, as warrant agent, with respect to the warrants entitling the holders thereof to purchase shares of Common Stock with an exercise price per warrant equal to $0.01 per share of Common Stock.

(i)     “Non-U.S. Citizen” shall mean any Person other than a U.S. Citizen.

(j)     “Permitted Percentage” shall mean, with respect to any class or series of capital stock of the Corporation, with respect to all Non-U.S. Citizens in the aggregate, 24% of the shares of such class or series of capital stock of the Corporation from time to time issued and outstanding.

(k)    “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or other entity.

(l)      “Redemption Date” shall have the meaning ascribed to such term in Section 6.6(c)(iv) of this Article VI.

(m)     “Redemption Notes” shall mean interest-bearing promissory notes of the Corporation with a maturity of not more than 10 years from the date of issue and bearing interest at a fixed rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such Redemption Notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the Redemption Notes. Such notes shall be governed by the terms of an indenture to be entered into by and between the Corporation and a trustee, as such indenture may be amended from time to time. Redemption Notes shall be redeemable at par plus accrued but unpaid interest.

(n)     “Redemption Notice” shall have the meaning ascribed to such term in Section 6.6(c)(iii) of this Article VI.

(o)     “Redemption Price” shall have the meaning ascribed to such term in Section 6.6(c)(i) of this Article VI.

(p)     “Redemption Warrant” shall mean the right to purchase one share of any specified class or series of the capital stock of the Corporation at an exercise price of $0.01 per share governed by the terms of a warrant agreement to be entered into by and between the Corporation and a warrant agent, substantially in the form on file with the Securities and Exchange Commission. Prior to the issuance of the specified class or series of the capital stock of the Corporation issuable upon exercise of any Redemption Warrants, the Redemption Warrants shall not entitle the holder or the owner of any beneficial interest in the Redemption Warrants to any rights as a stockholder of the Corporation, including, without limitation, any rights to vote, to receive dividends or other distributions, to exercise any preemptive right, or to receive notice as stockholders in respect of any meetings of stockholders. A holder of a Redemption Warrant (or its proposed transferee) who cannot establish to the satisfaction of the Corporation that it is a U.S. Citizen shall not be permitted to exercise its Redemption Warrants to the extent the receipt of the shares upon exercise would cause such shares to constitute Excess Shares if they were issued.

(q)     “Trading Day” shall mean a day on which the principal National Securities Exchange on which shares of any class or series of the capital stock of the Corporation are listed is open for the transaction of business or, if such capital stock is not listed or admitted for unlisted trading privileges on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(r)      “transfer” shall mean any transfer of beneficial ownership of shares of the capital stock of the Corporation, including original issuance of shares, issuance of shares upon the exercise, conversion or exchange of any securities of the Corporation, transfer by merger, transfer by testamentary disposition, transfer pursuant to a court order or arbitration award, or otherwise by operation of law.

(s)     “transferee” shall mean any Person receiving beneficial ownership of shares of the capital stock of the Corporation, including any recipient of shares resulting from the original issuance of shares, the issuance of shares upon the exercise, conversion or exchange of any securities of the Corporation, transfer by merger, transfer by testamentary disposition, transfer pursuant to a court order or arbitration award, or otherwise by operation of law.

(t)     “U.S. Citizen” shall mean a citizen of the United States within the meaning of the U.S. Maritime Laws, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

(u)     “U.S. Coastwise Trade” shall mean the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551 and any successor statutes thereto, as amended or supplemented from time to time.

(v)     “U.S. Maritime Laws” shall mean, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551 and any successor statutes thereto, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

(w)     “VWAP” means for any Trading Day, the price for securities (including Common Stock) determined by the daily volume weighted average price per unit of securities for such Trading Day on the New York Stock Exchange or NASDAQ Stock Market, as the case may be, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session), or if such securities are not listed or quoted on the New York Stock Exchange or NASDAQ Stock Market, as reported by the principal National Securities Exchange on which such securities are then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day.

Section 6.2     Restrictions on Ownership of Shares by Non-U.S. Citizens. No Non-U.S. Citizens shall be permitted to beneficially own in the aggregate more than the Permitted Percentage of any class or series of the capital stock of the Corporation. To help ensure that at no time Non-U.S. Citizens in the aggregate become the beneficial owners of more than the Permitted Percentage of the issued and outstanding shares of any class or series of capital stock of the Corporation, and to enable the Corporation to comply with any requirement that it be, and submit any proof that it is, a U.S. Citizen under any applicable law or under any contract with the United States government (or any agency thereof), the Corporation shall have the power to take the actions prescribed in Section 6.3 through Section 6.8 of this Article VI. The provisions of this Article VI are intended to ensure that the Corporation continues to qualify as a U.S. Citizen under the U.S. Maritime Laws so that the Corporation does not cease to be qualified: (a) under the U.S. Maritime Laws to own and operate vessels in the U.S. Coastwise Trade; (b) to operate vessels under an agreement with the United States government (or any agency thereof); (c) to be a party to a maritime security program agreement with the United States government (or any agency thereof), under 46 U.S.C. Chapter 531 or any successor statute thereto, with respect to vessels owned, chartered or operated by the Corporation; (d) to maintain a construction reserve fund under 46 U.S.C. Chapter 533 or any successor statute thereto; (e) to maintain a capital construction fund under 46 U.S.C. Chapter 535 or any successor statute thereto; or (f) to own, charter, or operate any vessel where the costs of construction, modification, or reconstruction have been financed, in whole or in part, by obligations guaranteed by the United States government (or any agency thereof) under 46 U.S.C. Chapter 537 or any successor statute thereto. The Board of Directors (or any duly authorized committee thereof, or any officer of the Corporation who shall have been duly authorized by the Board of Directors or any such committee thereof) is specifically authorized to make all determinations and to adopt and effect all policies and measures necessary or desirable, in accordance with applicable law and this Amended and Restated Certificate of Incorporation, to fulfill the purposes or implement the provisions of this Article VI; provided, however, that determinations with respect to redemptions of any Excess Shares shall be made only by the Board of Directors (or any duly authorized committee thereof).

Section 6.3     Stock Certificates.

(a)     To implement the requirements set forth in Section 6.2 of this Article VI, the Corporation may, but is not required to, institute a dual stock certificate system such that: (i) each certificate representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a U.S. Citizen shall be marked “U.S. Citizen” and each certificate representing shares of each class or series of capital stock of the Corporation that are beneficially owned by a Non-U.S. Citizen shall be marked “Non-U.S. Citizen”, but with all such certificates to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (ii) an application to transfer shares shall be set forth on the back of each certificate, in which a proposed transferee of title to the shares represented by such certificate shall apply to the Corporation to transfer the number of shares indicated therein and shall certify as to the citizenship of such proposed transferee and the citizenship of any beneficial owner for whom or for whose account such proposed transferee will hold such shares; (iii) a certification (which may include as part thereof a form of affidavit) upon which the Corporation and its transfer agent shall be entitled to rely conclusively shall be required to be submitted by each proposed transferee to whom or on whose behalf a certificate representing shares of the capital stock of the Corporation is to be issued upon completion of the proposed transfer stating whether such proposed transferee or, if such proposed transferee is acting as custodian, nominee, purchaser representative or in any other capacity for a beneficial owner, whether such beneficial owner, is a U.S. Citizen; and (iv) the stock transfer records of the Corporation may be maintained in such manner as to enable the percentages of the shares of each class or series of the Corporation’s capital stock that are beneficially owned by U.S. Citizens and by Non-U.S. Citizens to be confirmed. The Board of Directors (or any duly authorized committee thereof, or any officer of the Corporation who shall have been duly authorized by the Board of Directors or any such committee thereof) is authorized to take such other ministerial actions or make such interpretations of this Amended and Restated Certificate of Incorporation as it may deem necessary or advisable in order to implement a dual stock certificate system consistent with the requirements set forth in Section 6.2 of this Article VI and to ensure compliance with such system and such requirements.

(b)     A conspicuous statement shall be set forth on the face or back of each certificate representing shares of each class or series of capital stock of the Corporation to the effect that: (i) such shares and the beneficial ownership thereof are subject to restrictions on transfer set forth in this Amended and Restated Certificate of Incorporation; and (ii) the Corporation will furnish without charge to each stockholder of the Corporation who so requests a copy of this Amended and Restated Certificate of Incorporation.

Section 6.4     Restrictions on Transfers.

(a)     No shares of any class or series of the capital stock of the Corporation may be transferred to a Non-U.S. Citizen or a holder of record that will hold such shares for or on behalf of a Non-U.S. Citizen if, upon completion of such transfer, the number of shares of such class or series beneficially owned by all Non-U.S. Citizens in the aggregate would exceed the Permitted Percentage for such class or series. Any transfer or purported transfer of beneficial ownership of any shares of any class or series of capital stock of the Corporation, the effect of which would be to cause one or more Non-U.S. Citizens in the aggregate to beneficially own shares of any class or series of capital stock of the Corporation in excess of the Permitted Percentage for such class or series, shall, to the fullest extent permitted by law, be void ab initio and ineffective, and, to the extent that the Corporation or its transfer agent (if any) knows that such transfer or purported transfer would, if completed, be in violation of the restrictions on transfers to Non-U.S. Citizens set forth in this Article VI, neither the Corporation nor its transfer agent (if any) shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent (if any) shall recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever (including for purposes of voting, dividends and other distributions) except to the extent necessary to effect any remedy available to the Corporation under this Article VI. In no event shall any such registration or recognition make such transfer or purported transfer effective unless the Board of Directors (or any duly authorized committee thereof, or any officer of the Corporation who shall have been duly authorized by the Board of Directors or any such committee thereof) shall have expressly and specifically authorized the same.

(b)     In connection with any purported transfer of shares of any class or series of the capital stock of the Corporation, any transferee or proposed transferee of shares and, if such transferee or proposed transferee is acting as a fiduciary or nominee for a beneficial owner, such beneficial owner, may be required by the Corporation or its transfer agent to deliver (i) certification (which may include as part thereof a form of affidavit) upon which the Corporation and its transfer agent shall be entitled to rely conclusively stating whether such transferee or proposed transferee or, if such transferee or proposed transferee is acting as custodian, nominee, purchaser representative or in any other capacity for a beneficial owner, whether such beneficial owner, is a U.S. Citizen, and (ii) such other documentation and information concerning its citizenship under Section 6.8 of this Article VI as the Corporation may request in its sole discretion. Registration and recognition of any transfer of shares may be denied by the Corporation upon refusal to furnish any of the foregoing citizenship certifications, documentation or information requested by the Corporation. Each proposed transferor of such shares shall reasonably cooperate with any requests from the Corporation to facilitate the transmission of requests for such citizenship certifications and such other documentation and information to the proposed transferee and such proposed transferee’s responses thereto.

(c)     Notwithstanding any of the provisions of this Article VI, the Corporation shall be entitled to rely, without limitation, on the stock transfer and other stockholder records of the Corporation (and its transfer agent) for the purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

Section 6.5     Excess Shares. If on any date, including, without limitation, any record date (each, an “Excess Share Date”), the number of shares of any class or series of capital stock of the Corporation beneficially owned by all Non-U.S. Citizens in the aggregate should exceed the Permitted Percentage with respect to such class or series of capital stock, irrespective of the date on which such event becomes known to the Corporation (such shares in excess of the Permitted Percentage, the “Excess Shares”), then the shares of such class or series of capital stock of the Corporation that constitute Excess Shares for purposes of this Article VI shall be (x) those shares that have been acquired by or become beneficially owned by Non-U.S. Citizens, starting with the most recent acquisition of beneficial ownership of such shares by a Non-U.S. Citizen and including, in reverse chronological order of acquisition, all other acquisitions of beneficial ownership of such shares by Non-U.S. Citizens from and after the acquisition of beneficial ownership of such shares by a Non-U.S. Citizen that first caused such Permitted Percentage to be exceeded, or (y) those shares beneficially owned by Non-U.S. Citizens that exceed the Permitted Percentage as the result of any repurchase or redemption by the Corporation of shares of its capital stock, starting with the most recent acquisition of beneficial ownership of such shares by a Non-U.S. Citizen and going in reverse chronological order of acquisition; provided, however, that: (a) the Corporation shall have the power to determine, in its sole discretion, those shares of such class or series that constitute Excess Shares in accordance with the provisions of this Article VI; (b) the Corporation may, in its sole discretion, rely on any documentation provided by Non-U.S. Citizens with respect to the date and time of their acquisition of beneficial ownership of Excess Shares; (c) if the acquisition of beneficial ownership of more than one Excess Share occurs on the same date and the time of acquisition is not definitively established, then the order in which such acquisitions shall be deemed to have occurred on such date shall be determined by lot or by such other method as the Corporation may, in its sole discretion, deem appropriate; (d) Excess Shares that result from a determination that a beneficial owner has ceased to be a U.S. Citizen shall be deemed to have been acquired, for purposes of this Article VI, as of the date that such beneficial owner ceased to be a U.S. Citizen; and (e) the Corporation may adjust upward to the nearest whole share the number of shares of such class or series deemed to be Excess Shares. Any determination made by the Corporation pursuant to this Section 6.5 as to which shares of any class or series of the Corporation’s capital stock constitute Excess Shares of such class or series shall be conclusive and shall be deemed effective as of the applicable Excess Share Date for such class or series.

Section 6.6     Redemption of Excess Shares.

(a)     In the event that (i) Section 6.4(a) of this Article VI would not be effective for any reason to prevent the transfer of beneficial ownership of any Excess Share of any class or series of the capital stock of the Corporation to a Non-U.S. Citizen (including by reason of the applicability of Section 6.10 of this Article VI), (ii) a change in the status of a Person from a U.S. Citizen to a Non-U.S. Citizen causes a share of any class or series of capital stock of the Corporation of which such Person is the beneficial owner to constitute an Excess Share, (iii) any repurchase or redemption by the Corporation of shares of its capital stock causes any share of any class or series of capital stock of the Corporation beneficially owned by all Non-U.S. Citizens in the aggregate to exceed the Permitted Percentage and thereby constitute an Excess Share, or (iv) a beneficial owner of a share of any class or series of capital stock of the Corporation has been determined to be or to be treated as a Non-U.S. Citizen pursuant to Section 6.7 or Section 6.8(c) of this Article VI, respectively, and the beneficial ownership of such share by such Non-U.S. Citizen results in such share constituting an Excess Share, then, the Corporation, by action of the Board of Directors (or any duly authorized committee thereof), in its sole discretion, shall have the power to redeem, unless the Corporation does not have sufficient lawfully available funds to permit such redemption or such redemption is not otherwise permitted under the DGCL or other applicable law, such Excess Share in accordance with this Section 6.6; provided, however, that the Corporation shall not have any obligation under this Section 6.6 to redeem any one or more Excess Shares.

(b)     Until such time as any Excess Shares subject to redemption by the Corporation pursuant to this Section 6.6 are so redeemed by the Corporation at its option and beginning on the first Excess Share Date for the classes or series of the Corporation’s capital stock of which such Excess Shares are a part, to the fullest extent permitted by applicable law,

(i)     the holders of such Excess Shares subject to redemption shall (so long as such Excess Shares exist) not be entitled to any voting rights with respect to such Excess Shares, and

(ii)     the Corporation shall (so long as such Excess Shares exist) pay into a segregated account dividends and any other distributions (upon liquidation or otherwise) in respect of such Excess Shares.

Full voting rights shall be restored to any shares of a class or series of capital stock of the Corporation that were previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been previously paid into a segregated account shall be due and paid solely to the holders of record of such shares, promptly after such time as, and to the extent that, such shares have ceased to be Excess Shares (including as a result of the sale of such shares to a U.S. Citizen prior to the issuance of a Redemption Notice pursuant to Section 6.6(c)(iii) of this Article VI), provided, however, that such shares have not been already redeemed by the Corporation at its option pursuant to this Section 6.6.

(c)     The terms and conditions of redemptions by the Corporation of Excess Shares of any class or series of the Corporation’s capital stock under this Section 6.6 shall be as follows:

(i)     the per share redemption price (the “Redemption Price”) for each Excess Share shall be paid by the issuance of one Redemption Warrant for each Excess Share; provided, however, that if (x) the Corporation has received written advice of counsel that a Redemption Warrant would be treated as capital stock under the U.S. Maritime Laws due to a change in the U.S. Maritime Laws, a written change in the policies of the U.S. Coast Guard or a written notice from the U.S. Coast Guard to the Corporation or (y) the Corporation is prevented from legally issuing Redemption Warrants under applicable law, then the Redemption Price shall be paid, as determined by the Board of Directors (or any duly authorized committee thereof) in its sole discretion, (A) in cash (by wire transfer or bank or cashier’s check), or (B) by the issuance of Redemption Notes or (C) by any combination of cash and Redemption Notes; provided further, however, if any outstanding Redemption Warrants or any outstanding New Noteholder Warrants must be restructured as a result of an event described in clause (x) above in order for the Company to comply with the U.S. Maritime Laws, then the Redemption Price shall be paid in the same consideration approved by the Board of Directors (or any duly authorized committee thereof) in its sole discretion to be paid by the Corporation to the holders of any outstanding Redemption Warrants and any outstanding New Noteholder Warrants in connection with such restructuring;

(ii)     with respect to the portion of the Redemption Price being paid in whole or in part by cash and/or by the issuance of Redemption Notes, such portion of the Redemption Price shall be an amount equal to, in the case of cash, or a principal amount equal to, in the case of Redemption Notes, the sum of (A) the Fair Market Value of such Excess Share as of the date of redemption of such Excess Share less (B) an amount equal to the amount of any dividend or any other distribution (upon liquidation or otherwise) which were paid to the holder of record of such Excess Share prior to the date on which such Excess Share is called for redemption instead of being paid into a segregated account by the Corporation pursuant to Section 6.6(b) of this Article VI;

(iii)     written notice of the redemption of the Excess Shares containing the information set forth in Section 6.6(c)(v) of this Article VI, together with a letter of transmittal to accompany certificates, if any, representing the Excess Shares that have been called for redemption, shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the Excess Shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (the “Redemption Notice”), unless such notice is waived in writing by any such holders;

(iv)     the date on which the Excess Shares shall be redeemed (the “Redemption Date”) shall be the later of (A) the date specified in the Redemption Notice sent to the record holder of the Excess Shares (which shall not be earlier than the date of such notice), and (B) the date on which the Corporation has irrevocably deposited in trust with a paying agent or set aside for the benefit of such record holder consideration sufficient to pay the Redemption Price to such record holders of such Excess Shares in Redemption Warrants, cash and/or Redemption Notes;

(v)     each Redemption Notice to each holder of record of the Excess Shares to be redeemed shall specify (A) the Redemption Date (as determined pursuant to Section 6.6(c)(iv) of this Article VI)), (B) the number and the class or series of shares of capital stock to be redeemed from such holder as Excess Shares (and, to the extent such Excess Shares are certificated, the certificate number(s) representing such Excess Shares), (C) the Redemption Price and the manner of payment thereof, (D) the place where certificates for such Excess Shares (if such Excess Shares are certificated) are to be surrendered for cancellation, (E) any instructions as to the endorsement or assignment for transfer of such certificates (if any) and the completion of the accompanying letter of transmittal, and (F) the fact that all right, title and interest in respect of the Excess Shares to be redeemed (including, without limitation, voting, dividend and distribution rights) shall cease and terminate on the Redemption Date, except for the right to receive the Redemption Price, without interest;

(vi)     on and after the Redemption Date, all right, title and interest in respect of the Excess Shares selected for redemption (including, without limitation, voting and dividend and distribution rights) shall forthwith cease and terminate, such Excess Shares shall no longer be deemed to be outstanding shares for any purpose, including, without limitation, for purposes of voting or determining the total number of shares entitled to vote on any matter properly brought before the stockholders for a vote thereon or receiving any dividends or distributions (and may be either cancelled or held by the Corporation as treasury stock), and the holders of record of such Excess Shares shall thereafter be entitled only to receive the Redemption Price, without interest; and

(vii)     upon surrender of the certificates (if any) for any Excess Shares so redeemed in accordance with the requirements of the Redemption Notice and the accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Redemption Notice), the holder of record of such Excess Shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed, without cost to the holder of record. On the Redemption Date, to the extent that dividends or other distributions (upon liquidation or otherwise) with respect to the Excess Shares selected for redemption were paid into a segregated account in accordance with Section 6.6(b) of this Article VI, then, to the fullest extent permitted by applicable law, such amounts shall be released to the Corporation upon the completion of such redemption.

(d)     Nothing in this Section 6.6 shall prevent the recipient of a Redemption Notice from transferring its shares before the Redemption Date if such transfer is otherwise permitted under this Amended and Restated Certificate of Incorporation and applicable law and the recipient provides notice of such proposed transfer to the Corporation along with the documentation and information required under Section 6.4(b) and Section 6.8 of this Article VI establishing that such proposed transferee is a U.S. Citizen to the satisfaction of the Corporation in its sole discretion before the Redemption Date. If such conditions are met, the Board of Directors (or any duly authorized committee thereof) shall withdraw the Redemption Notice related to such shares, but otherwise the redemption thereof shall proceed on the Redemption Date in accordance with this Section and the Redemption Notice.

Section 6.7     Citizenship Determinations. The Corporation shall have the power to determine the citizenship of the beneficial owners and the transferees or proposed transferees of any class or series of the Corporation’s capital stock for the purposes of this Article VI. In determining the citizenship of the beneficial owners or their transferees or proposed transferees (and, if such transferees or proposed transferees are acting as fiduciaries or nominees for any beneficial owners, with respect to such beneficial owners) of any class or series of the Corporation’s capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certifications required under Section 6.4(b) of this Article VI and the written statements and affidavits required under Section 6.8 of this Article VI given by the beneficial owners or their transferees or proposed transferees (or any beneficial owners for whom such transferees or proposed transferees are acting as fiduciaries or nominees), in each case whether such certifications, written statements or affidavits have been given on their own behalf or on behalf of others, to prove the citizenship of such beneficial owners, transferees or proposed transferees (or any beneficial owners for whom such transferees or proposed transferees are acting as fiduciaries or nominees). The determination of the citizenship of such beneficial owners, transferees or proposed transferees (and any beneficial owners for whom such transferees or proposed transferees are acting as fiduciaries or nominees) may also be subject to proof in such other manner as the Corporation may deem reasonable pursuant to Section 6.8(b) of this Article VI. The determination of the Corporation at any time as to the citizenship of such beneficial owners, transferees or proposed transferees (and any beneficial owners for whom such transferees or proposed transferees are acting as fiduciaries or nominees) in accordance with the provisions of Article VI shall be conclusive.

Section 6.8     Requirement to Provide Citizenship Information.

(a)     In furtherance of the requirements of Section 6.2 of this Article VI, and without limiting any other provision of this Article VI, the Corporation may require the beneficial owners of shares of any class or series of the Corporation’s capital stock to confirm their citizenship status from time to time in accordance with the provisions of this Section 6.8, and, as a condition to acquiring and having beneficial ownership of shares of any class or series of capital stock of the Corporation, every beneficial owner of any such shares must comply with the following provisions:

(i)     promptly upon a beneficial owner’s acquisition of beneficial ownership of five (5%) percent or more of the outstanding shares of any class or series of capital stock of the Corporation, and at such other times as the Corporation may determine by written notice to such beneficial owner, such beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information and documents required by the U.S. Coast Guard or the U.S. Maritime Administration under the U.S. Maritime Laws, including 46 C.F.R. part 355;

(ii)     promptly upon request by the Corporation when the Corporation determines, in its sole discretion, that the citizenship status of a beneficial owner may have changed or that it is necessary under the U.S. Maritime Laws for the Corporation to confirm the Corporation’s citizenship status, such beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, a statement as to whether such beneficial owner is a U.S. Citizen, and such other information and documents required by the U.S. Coast Guard or the U.S. Maritime Administration under the U.S. Maritime Laws, including 46 C.F.R. part 355;

(iii)     promptly upon request by the Corporation, any beneficial owner must provide to the Corporation a written statement or an affidavit, as specified by the Corporation, duly signed, stating the name and address of such beneficial owner, together with reasonable documentation of the date and time of such beneficial owner’s acquisition of beneficial ownership of the shares of any class or series of capital stock of the Corporation specified by the Corporation in its request;

(iv)     promptly after becoming a beneficial owner, every beneficial owner must provide, or authorize such beneficial owner’s broker, dealer, custodian, depositary, nominee or similar agent with respect to the shares of each class or series of the Corporation’s capital stock beneficially owned by such beneficial owner to provide, to the Corporation such beneficial owner’s address; and

(v)     every beneficial owner must provide to the Corporation, at any time such beneficial owner ceases to be a U.S. Citizen, as promptly as practicable but in no event less than five business days after the date such beneficial owner becomes aware that it has ceased to be a U.S. Citizen, a written statement, duly signed, stating the name and address of the beneficial owner, the number of shares of each class or series of capital stock of the Corporation beneficially owned by such beneficial owner as of a recent date, the legal structure of such beneficial owner, and a statement as to such change in status of such beneficial owner to a Non-U.S. Citizen.

(b)     The Corporation may at any time require reasonable proof, in addition to the citizenship certifications required under Section 6.4(b) of this Article VI and the written statements and affidavits required under Section 6.8(a) of this Article VI, of the citizenship of the beneficial owner or the transferee or proposed transferee (and, if such transferee or proposed transferee is acting as a fiduciary or nominee for a beneficial owner, with respect to such beneficial owner) of shares of any class or series of the Corporation’s capital stock.

(c)     In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 6.8 of this Article VI) from a beneficial owner of shares of any class or series of the Corporation’s capital stock a citizenship certification required under Section 6.4(b) of this Article VI, a written statement, an affidavit and/or reasonable documentation required under Section 6.8(a) of this Article VI, and/or additional proof of citizenship required under Section 6.8(b) of this Article VI, and (ii) such beneficial owner fails to provide the Corporation with the requested documentation by the date set forth in such written request, then, to the fullest extent permitted by applicable law: (A) (x) the voting rights of such beneficial owner’s shares of the Corporation’s capital stock shall be suspended and (y) any dividends or other distributions (upon liquidation or otherwise) with respect to such shares shall be paid into a segregated account, until such requested documentation is submitted in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article VI; provided, however, that the Corporation shall have the power, in its sole discretion, to extend the date by which such requested documentation must be provided and/or to waive the application of sub-clauses (x) and/or (y) of this clause (A) to any of the shares of such beneficial owner in any particular instance; and (B) the Corporation, upon approval by the Board of Directors (or any duly authorized committee thereof) in its sole discretion, shall have the power to treat such beneficial owner as a Non-U.S. Citizen unless and until the Corporation receives the requested documentation confirming that such beneficial owner is a U.S. Citizen.

(d)     In the event that (i) the Corporation requests in writing (in which express reference is made to this Section 6.8 of this Article VI) from the transferee or proposed transferee (and, if such transferee or proposed transferee is acting as a fiduciary or nominee for a beneficial owner, with respect to such beneficial owner) of, shares of any class or series of the Corporation’s capital stock a citizenship certification required under Section 6.4(b) of this Article VI, a written statement, an affidavit and/or reasonable documentation required under Section 6.8(a) of this Article VI, and/or additional proof of citizenship required under Section 6.8(b) of this Article VI, and (ii) such Person fails to submit the requested documentation in form and substance reasonably satisfactory to the Corporation, subject to the other provisions of this Article VI, by the date set forth in such written request, the Corporation, acting through its Board of Directors (or any duly authorized committee thereof, or any officer of the Corporation who shall have been duly authorized by the Board of Directors or any such committee thereof), shall have the power, in its sole discretion, to refuse to accept any application to transfer ownership of such shares (if any) or to register such shares on the stock transfer records of the Corporation and may prohibit and/or void such transfer, including by placing a stop order with the Corporation’s transfer agent, until such requested documentation is so submitted and the Corporation is satisfied that the proposed transfer of shares will not result in Excess Shares.

Section 6.9     Severability. Each provision of this Article VI is intended to be severable from every other provision. If any one or more of the provisions contained in this Article VI is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article VI shall not be affected, and this Article VI shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.

Section 6.10    NYSE Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other National Securities Exchange or automated inter-dealer quotation system for so long as any class or series of the capital stock of the Corporation is listed on the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI (including, without limitation, the redemption provisions of Section 6.6 of this Article VI applicable to Excess Shares).

ARTICLE VII
BOARD OF DIRECTORS

Section 7.1     General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by this Amended and Restated Certificate of Incorporation or the Bylaws.

Section 7.2     Number and Term. The total number of directors constituting the entire Board of Directors shall be not less than one (1) nor more than fifteen (15). Initially, the Board of Directors shall be comprised of seven (7) directors. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation, removal or incapacity. The number of directors may be changed from time to time by resolution of a majority of the Board of Directors. Directors need not be stockholders.

Section 7.3     Citizenship Requirement for Directors. No more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors (or such other portion thereof as the Board of Directors may determine to be necessary under U.S. Maritime Laws (as defined in Article VI) in order for the Corporation to continue as a U.S. Citizen (as defined in Article VI)) shall be Non-U.S. Citizens (as defined in Article VI).

Section 7.4     Elections. Unless and except to the extent that the Bylaws of the Corporation shall so require, elections of directors need not be by written ballot.

Section 7.5     Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of shares of any class or series of preferred stock of the Corporation then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, any vacancy on the Board of Directors resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise shall be filled by (a) the Board of Directors, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, or (b) stockholders of the Corporation, with an affirmative vote of the holders of a majority of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

Section 7.6     Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is hereby expressly authorized to make, repeal, alter, amend and rescind the Bylaws by a majority vote at any regular or special meeting of the Board of Directors at which a quorum is present or by written consent, in accordance with the terms of the Bylaws. The stockholders shall also have the power to make, repeal, alter, amend and rescind the Bylaws, including the Bylaws made by the Board of Directors, in accordance with the terms of the Bylaws.

ARTICLE VIII

Indemnification

Section 8.1     Right to Indemnity. Except as otherwise provided in that certain Chapter 11 Plan of Reorganization filed by the Corporation on May 17, 2017 in connection with Case No. 17-11125, which was confirmed on October 4, 2017 by order of the United States Bankruptcy Court for the District of Delaware (the “Plan”), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was or has agreed to become a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving or has agreed to serve at the request of the Corporation in any capacity, including as a director, officer, employee, fiduciary or agent, of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans maintained or sponsored by the Corporation or any of its subsidiaries (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all cost, expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such Indemnitee in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder, and such indemnification shall inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any Indemnitee seeking indemnification in connection with a proceeding initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 8.2     Advancement of Expenses. To the fullest extent to which it is permitted to do so by the DGCL or other applicable law, the Corporation shall, in advance of the final disposition of the matter, pay the expenses and costs (including attorneys’ fees) actually and reasonably incurred by any Indemnitee in defending or otherwise participating in any proceeding and any appeal therefrom for which such person may be entitled to such indemnification under this Article VIII or otherwise; provided, however, if required by the DGCL, such payment of expenses and costs in advance of the final disposition of the proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise. Expenses incurred by other employees, fiduciaries and agents who are considered Indemnitees hereunder may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.3     Procedures for Indemnification of Directors and Officers. Any indemnification or advancement of expenses under this Article VII shall be made promptly, and in any event within thirty (30) days, upon the written request of the Indemnitee, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days. If a determination by the Corporation that the Indemnitee is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days (or twenty (20) days in the case of a claim for advancement of expenses), the right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by the Indemnitee in any court of competent jurisdiction. Such Indemnitee’s costs and expenses incurred in connection with successfully establishing the right to indemnification, in whole or in part, in any such action or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise, shall be on the Corporation.

Section 8.4     Requested Services. Without limiting the meaning of the phrase “serving at the request of the Corporation” as used herein, any person serving as a director, officer or equivalent executive of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is owned, directly or indirectly, by the Corporation, or (b) any employee benefit plan maintained or sponsored by the Corporation or any corporation referred to in clause (a), shall be deemed to be doing so at the request of the Corporation for purposes of Section 8.1.

Section 8.5     Contract Rights. The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each Indemnitee and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, fiduciary or agent, or if the relevant provisions of the DGCL or other applicable law cease to be in effect. Such contract right shall vest for each Indemnitee who is a director, officer, employee, fiduciary or agent at the time such person is elected or appointed to such position, and no repeal or modification of this Article VIII or any such law shall affect any such vested rights or obligations then existing with respect to any state of facts or proceeding arising after such election or appointment and prior to such repeal or modification.

Section 8.6     Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or this Article VIII.

Section 8.7     Employees and Agents.  Except as otherwise provided in the Plan, Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees, fiduciaries or agents of the Corporation, or who are or were serving at the request of the Corporation as employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors to the fullest extent of this Article VIII.

Section 8.8     Merger or Consolidation. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including, without limitation, any constituent of a constituent) absorbed in a consolidation or merged in a merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.9     Non-Exclusivity of Rights. The rights to indemnification and the advancement of expenses and costs conferred under this Article VIII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses and costs may be entitled under any applicable law, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or by any other applicable law.

Section 8.10     Amendments. No amendment, repeal or modification of, and no adoption of any provision inconsistent with, any provision of this Article VIII shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal, modification or adoption.

Section 8.11     Jointly Indemnifiable Claims. Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VIII, irrespective of any right of recovery the Indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the Indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation under this Article VIII. In the event that any of the indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Corporation, and the Indemnitee shall execute all documents and instruments reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents and instruments as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 8.11 and entitled to enforce this Section 8.11.

The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the Indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

ARTICLE IX
LIMITED LIABILITY OF DIRECTORS

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director (it being understood that, without limiting the foregoing, if in the future the DGCL is amended or modified (including with respect to Section 102(b)(7)) to permit the further limitation or elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article IX shall be deemed to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent). This Article IX shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article IX becomes effective. Any repeal or amendment or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.

ARTICLE X
SECTION 203 ELECTION

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI
FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII
AMENDMENTS

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote required by law and any affirmative vote of the holders of any series of Preferred Stock required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Stock Designation providing for any such Preferred Stock, the affirmative vote of the holders of at least two-thirds of the total voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with Article VI or this Article XII. Nothing in this Article XII shall limit the authority of the Board of Directors conferred by Section 7.1 hereof.

ARTICLE XIII
SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

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